                                                                    Exhibit 99.1

(KUPPER PARKER COMMUNICATIONS LOGO)



            KUPPER PARKER COMMUNICATIONS REPORTS THIRD QUARTER PROFIT

ST. LOUIS, August 19, 2003 - Kupper Parker Communications, Incorporated (OTC/BB:KPCG.OB), a global marketing communications company, today announced net income of $153,214, or $.03 per share, for the three months ended July 31, 2003, compared with a net profit of $32,194, or $.01 per share, for the same period last year.

"We've continued our profitability from the first two quarters of this fiscal year, an improvement of more than $1,559,000 over the same period last year, due to a combination of expense control and effective business development programs," said Bruce Kupper, chairman and chief executive officer.

"Our success this year has been based on filling a major void facing many fine companies: the need to have a well-rounded marketing staff. With companies' limited budgets and lower personnel numbers, KPC has consistently been able to provide these companies with the aid of a knowledgeable marketing staff. Our integrated communications staffing strategy has delivered significant results for our clients and bottom line improvements for our company."

Revenue was $2,723,784 in the third quarter of 2003, compared with $3,450,606 in the same quarter last year. Operating expenses were reduced by 25.3%, to $2,525,820 compared with $3,380,368 in the same quarter in 2002.

For the first nine months of 2003, net income was $718,806, or $.12 per share compared with a net loss of $840,839, or $.14 per share in the same period last year. Revenue was $8,781,830, compared with $10,602,475; and operating expenses were $7,924,015 compared with $11,347,997.

KPC Continues to Win Nationally Operated Businesses and Projects
Kupper Parker has added clients and new projects in recent months including organizations with national and international scope that benefit from KPC's ability to leverage its office network and industry experience in areas such as health care, communications and consumer services.
o Meadowbrook Farms Cooperative, based in Belleville, Ill. and owned by a cooperative of farmers, is a pork processing plant and one of a few facilities in the country that features a more humane, technologically advanced meat processing machinery.
o Whitmire Micro-Gen, a national pest control supplier based in St. Louis, which is rolling out a new major termite control product.

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o    Tri-State Consumer Insurance Company, a regional automobile insurance company based in New York City, insures low-risk drivers on Long Island and the five New York City boroughs.

About Kupper Parker Communications
----------------------------------
Headquartered in St. Louis, KPC provides a full range of marketing communications services domestically and internationally through its offices and affiliates in 14 markets in the United States and Europe. KPC's U.S. markets include: Boston; Chicago; Kansas City, Mo.; Louisville, Ky.; Memphis, Tenn.; Melville, NY; Pensacola, Fl.; and St. Louis. KPC extends its services in Europe through an ownership interest in Communications in Business, headquartered in London with offices in Brussels, Dusseldorf, Milan, Paris and Madrid.

KPC ranks in the top 75 agency brands in the U.S. according to AdWeek, and in the top 25 independent PR firms according to PRWeek.

SAFE HARBOR
Statements included in this news release may contain forward-looking statements, including but not limited to statements of the Company's plans, objectives, expectations or intentions, that involve risk and uncertainties. The Company's actual results may differ significantly from those projected or suggested in any forward-looking statement due to a variety of factors, which are discussed in detail in the Company's filings with the Securities and Exchange Commission.

More information is located at www.kupperparker.com.


CONTACT:          Mary Scholz Barber
                  Kupper Parker Communications
                  (314) 290-2013
                  mbarber@kupperparker.com


Three and Nine Month Tables Follow
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KUPPER PARKER COMMUNICATIONS, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

                                                         QUARTER ENDED JULY 31,
                                            -----------------------------------------------
                                               2003                2002                %
                                            -----------         -----------          ------
REVENUES                                    $ 2,723,784         $ 3,450,606          -21.1%

OPERATING  EXPENSES:
     Salaries and Benefits                    1,796,035           2,507,487          -28.4%
     Office and General                         729,785             872,881          -16.4%
     Unusual Items                                   --                  --             N/A
                                            -----------         -----------
     Total Operating Expenses                 2,525,820           3,380,368          -25.3%
                                            -----------         -----------

     Operating Income                           197,964              70,238          181.8%

OTHER INCOME (EXPENSE):
     Interest income                                  9               2,781          -99.7%
     Interest expense                           (44,759)            (40,825)           9.6%
                                            -----------         -----------
                                                (44,750)            (38,044)          17.6%
                                            -----------         -----------
     Pretax Income                              153,214              32,194          375.9%

PROVISION FOR TAXES                                  --                  --             N/A
                                            -----------         -----------

NET INCOME                                  $   153,214         $    32,194          375.9%
                                            ===========         ===========

BASIC AND DILUTED EARNINGS PER SHARE        $      0.03         $      0.01          200.0%
                                            ===========         ===========

KUPPER PARKER COMMUNICATIONS, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

                                                                 NINE MONTHS ENDED JULY 31,
                                                   --------------------------------------------------
                                                       2003                 2002                 %
                                                   ------------         ------------          -------
REVENUES                                           $  8,781,830         $ 10,602,475           -17.2%

OPERATING  EXPENSES:
     Salaries and Benefits                            5,737,175            8,319,805           -31.0%
     Office and General                               2,186,840            2,865,401           -23.7%
     Unusual Items                                           --              162,791          -100.0%
                                                   ------------         ------------
     Total Operating Expenses                         7,924,015           11,347,997           -30.2%
                                                   ------------         ------------

     Operating Income (Loss)                            857,815             (745,522)             N/A

OTHER INCOME (EXPENSE):
     Interest income                                      4,035               12,849           -68.6%
     Interest expense                                  (143,044)            (108,166)           32.2%
                                                   ------------         ------------
                                                       (139,009)             (95,317)           45.8%
                                                   ------------         ------------

     Pretax Income (Loss)                               718,806             (840,839)             N/A

PROVISION FOR TAXES                                          --                   --              N/A
                                                   ------------         ------------

NET INCOME (LOSS)                                  $    718,806         $   (840,839)             N/A
                                                   ============         ============

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE        $       0.12         $      (0.14)             N/A
                                                   ============         ============